UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 7, 2012, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into a privately-negotiated securities exchange agreement with a holder (the “Holder”) of BioSante’s 3.125% convertible senior notes due May 1, 2013 (the “Notes”), pursuant to which BioSante agreed to issue 6,723,173 shares of its common stock, $0.0001 par value per share, to the Holder in exchange for cancellation of an aggregate of $5.0 million principal amount of the Notes, including accrued and unpaid interest.  Following such exchange, an aggregate of $15.8 million principal amount of the Notes will remain outstanding.

Item 3.02                                             Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on February 7, 2012, BioSante issued 6,723,173 shares of common stock, $0.0001 par value per share, of BioSante (the “Shares”) to the Holder in exchange for cancellation of an aggregate of $5.0 million principal amount of the Notes, including accrued and unpaid interest.  Neither the Shares nor the issuance of such Shares were registered under the Securities Act of 1933 (the “Act”). BioSante issued the Shares in a transaction exempt from the registration requirements of the Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Please see the discussion under Item 1.01 of this current report on Form 8-K for additional information regarding the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance,
Chief Financial Officer and Secretary
Dated: February 8, 2012